Ex. T3A.82

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 09/23/2002 020590812 - 2097924

CERTIFICATE OF FORMATION OF

URC, LLC

ARTICLE I

NAME

The name of the Limited Liability Company is URC, LLC (the "LLC").

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III

EFFECT OF CONVERSION

The LLC is being formed in connection with the conversion of Uno Restaurant Corporation (the "Corporation") to the LLC. When the conversion becomes effective under Section 18-214 of the Delaware Limited Liability Company Act (the "Act"), for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Corporation, and all property, real, personal and mixed, and all debts due to the Corporation, as well as all other things and causes of action belonging to the Corporation, shall remain vested in the LLC and shall be the property of the LLC, and the title to any real property vested by deed or otherwise in the Corporation shall not revert or be in any way impaired by reason of the Act; but all rights of creditors and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation shall remain attached to the LLC, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a domestic limited liability company. The rights, privileges, powers and interests in property of the Corporation, as well as the debts, liabilities and duties of the Corporation, shall not be deemed, as a consequence of the conversion, to have been transferred to the LLC for any purpose of the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned authorized person. Steven R. London, has executed this Certificate of Formation of URC, LLC this 23rd day of September, 2002 in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-.101, et seq.).

/s/ Steven R London
Steven R. London, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 70/09/2002 020625489 - 2097924

CERTIFICATE OF MERGER
OF
URCHC, LLC
WITH AND
INTO
URC, LLC

Pursuant to See. 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1.           The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which are to merge are:

Name	Jurisdiction
URC, LLC (the “Survivor”) URCHC, LLC (the “Non-Survivor”)	Delaware Delaware

2.           An Agreement and Plan of Merger has been approved and executed by each of Survivor and the Non-Survivor.

3.           The name of the surviving limited liability company is URC, LLC.

4.           The Agreement and Plan of Merger is on file at the place of business of the Survivor which is located at 100 Charles Park Road, West Roxbury, Massachusetts 02132.

5.           A copy of the Agreement and Plan of Merger will be furnished by the Survivor, upon request and without cost, to any member of the Survivor or the Non- Survivor.

6.           When the merger becomes effective under Section 18-209 of the Act, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Non-Survivor, and all property, real, personal and mixed, and all debts due to the

Non-Survivor, as well as all other things and causes of action belonging to the Non- Survivor, shall be vested in the Survivor and shall thereafter be the property of the Survivor, as they were of the Non-Survivor, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, in the Non-Survivor shall not revert or be in any way impaired by reason of the Act; but all rights of creditors and all liens upon any property of the Non-Survivor shall be preserved unimpaired, and all debts, liabilities and duties of the Non-Survivor shall thenceforth attach to the Survivor, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 30th day of September, 2002, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the Survivor in the merger.

URC, LLC

By: /s/ Robert M. Vincent
Robert M. Vincent,
Executive Vice President – Finance